                                                                Exhibit 4.2




                           RECAPITALIZATION AGREEMENT


                 THIS RECAPITALIZATION AGREEMENT (this "Agreement") is made and entered into as of December 31, 1996, by Falconite, Inc., an Illinois corporation ("Holdings"), Falconite Investments, L.P., a Colorado limited partnership ("FILP"), Joseph A. Falconite as Trustee of the Joseph A. Falconite Revocable Trust U/A/D December 17, 1996 ("Joseph Trust"), Michael A. Falconite as Trustee of the Michael A. Falconite Revocable Trust U/A/D December 17, 1996 ("Michael Trust"), Joseph A. Falconite ("Joseph"), Michael A. Falconite ("Michael"), Emilie Nicole Falconite ("Emilie"), Angela S. Grimm ("Grimm"), David Melber ("Melber"), Ralph W. McCurry ("McCurry") and Wanda Rene McCurry as Trustee of the Ralph W. McCurry Children's Trust U/A/D 12/30/96 ("McCurry Trust").

                                    RECITALS

                 A. All capitalized terms used in these recitals without definition shall have the respective meanings ascribed thereto in Article 1 of this Agreement.

                 B. FILP, Joseph Trust, Michael Trust, Emilie, Grimm and Melber collectively own all of the issued and outstanding shares of the Company Common Stock.

                 C. Joseph, Michael, McCurry and McCurry Trust collectively own all of the issued and outstanding shares of the Properties Common Stock.

                 D. Michael and McCurry collectively own all of the issued and outstanding shares of the Equipment Common Stock.

                 E. The Shareholders have reached an understanding pursuant to which (i) the Company Shareholders will exchange their Company Common Stock for shares of Holdings Common Stock, (ii) the Properties Shareholders will exchange their Properties Common Stock for shares of Holdings Common Stock, and (iii) the Equipment Shareholders will exchange their Equipment Common Stock for shares of Holdings Common Stock.

                 F. Holdings and the Shareholders desire to set forth certain representations, warranties and covenants made to induce the execution of this Agreement, and certain conditions precedent to their respective obligations hereunder.

                 NOW, THEREFORE, in consideration of these premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Holdings and each of the Shareholders hereby agree as follows:

                                   Article 1

                                  Definitions

                 In addition to the terms defined in the preamble and elsewhere in this Agreement, the following terms used herein shall have the respective meanings ascribed thereto:

                 1.1 Business Day. "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which banks in Chicago, Illinois are permitted to be closed.

                 1.2 Closing. "Closing" means the closing of the transactions contemplated by this Agreement at the time and place designated in or established pursuant to Article 6 of this Agreement.

                 1.3 Closing Date. "Closing Date" means the date of this Agreement as set forth in the preamble to this Agreement.

                 1.4 Company. "Company" means Falconite Equipment, Inc., an Illinois corporation f/k/a Falconite, Inc..

                 1.5 Company Common Stock. "Company Common Stock" means the common stock of the Company, par value $10.00 per share.

                 1.6 Company Shareholders. "Company Shareholders" means, collectively, FILP, Joseph Trust, Michael Trust, Emilie, Grimm and Melber, and "Company Shareholder" means any of the Company Shareholders.

                 1.7      Equipment.  "Equipment" means McCurry & Falconite
                   Equipment Co., Inc., an Alabama corporation.

                 1.8 Equipment Common Stock. "Equipment Common Stock" means the common stock of Equipment, par value $1.00 per share.

                 1.9 Equipment Shareholders. "Equipment Shareholders" means, collectively, Michael and McCurry, and "Equipment Shareholder" means any of the Equipment Shareholders.

                 1.10 Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                 1.11 Holdings Common Stock. "Holdings Common Stock" means the common stock of Holdings, par value $0.01 per share.

                 1.12 Holdings Preferred Stock. "Holdings Preferred Stock" means the preferred stock of Holdings, par value $0.01 per share.

                 1.13 Person. "Person" means any individual, corporation, partnership, limited liability company, joint venture, association,





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joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 1.14 Properties. "Properties" means M & M Properties, Inc., d/b/a M & M Equipment, Inc., an Alabama corporation.

                 1.15 Properties Common Stock. "Properties Common Stock" means the common stock of Properties, par value $1.00 per share.

                 1.16 Properties Shareholders. "Properties Shareholders" means, collectively, Joseph, Michael, McCurry and McCurry Trust, and "Properties Shareholder" means any of the Properties Shareholders.

                 1.17     SEC.  "SEC" means the Securities and Exchange
Commission.

                 1.18 Securities Act. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 1.19 Shareholders. "Shareholders" means, collectively, the Company Shareholders, the Properties Shareholders and the Equipment Shareholders, and "Shareholder" means any of the Company Shareholders, the Properties Shareholders or the Equipment Shareholders.


                                   Article 2

                     Exchange and Issuance of Common Stock

                 Subject to the terms and conditions set forth in this Agreement, at the Closing the Shareholders and Holdings shall take the following actions:

                 2.1 Company Common Stock. Each Company Shareholder shall deliver to Holdings contemporaneously with the execution of this Agreement certificates representing all Company Common Stock held by such Company Shareholder, each such certificate to be duly endorsed for transfer in blank. In consideration therefor, Holdings shall issue to each Company Shareholder, and deliver certificates evidencing, 767.161196 shares of Holdings Common Stock for each share of Company Common Stock transferred to Holdings by such Company Shareholder (with fractional shares to be rounded up or down to the nearest whole share); provided that the total number of Holdings Shares to be issued to the Company Shareholders shall be 9,980,000, and if the rounding of fractional shares results in any other number, then the number of Holdings Shares to be issued to FILP shall be adjusted upward or downward by the amount necessary to cause the total so issued to be 9,980,000.

                 2.2 Properties Common Stock. Each Properties Shareholder shall deliver to Holdings contemporaneously with the execution of this Agreement certificates representing all





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Properties Common Stock held by such Properties Shareholder, each such certificate to be duly endorsed for transfer in blank. In consideration therefor, Holdings shall issue to each Properties Shareholder, and deliver certificates evidencing, 4,990 shares of Holdings Common Stock for each share of Properties Common Stock transferred to Holdings by such Properties Shareholder (with fractional shares to be rounded up or down to the nearest whole share); provided that the total number of Holdings Shares to be issued to the Properties Shareholders shall be 6,653,330, and if the rounding of fractional shares results in any other number, then the number of Holdings Shares to be issued to McCurry shall be adjusted upward or downward by the amount necessary to cause the total so issued to be 6,653,330.

                 2.3 Equipment Common Stock. Each Equipment Shareholder shall deliver to Holdings contemporaneously with the execution of this Agreement certificates representing all Equipment Common Stock held by such Equipment Shareholder, each such certificate to be duly endorsed for transfer in blank. In consideration therefor, Holdings shall issue to each Equipment Shareholder, and deliver certificates evidencing, 1663.33 shares of Holdings Common Stock for each share of Equipment Common Stock transferred to Holdings by such Equipment Shareholder (with fractional shares to be rounded up or down to the nearest whole share).

                 2.4 Registration Agreement. As additional consideration for the Holdings Common Stock, each Shareholder agrees to execute and deliver to Holdings at the Closing a Registration Agreement, substantially in the form attached hereto as Schedule 2.4.

                 2.5 Date of Issuance and Legends. All shares of Holdings Common Stock to be issued pursuant to this Article 2 shall be issued as of the Closing Date. All certificates representing such shares shall bear the legend required by Section 7.2 of this Agreement and any other legend required by law.


                                   Article 3

                  Shareholders' Representations and Warranties

                 To induce Holdings and each of the other Shareholders to enter into this Agreement, each Shareholder hereby represents and warrants to Holdings and the other Shareholders as follows:

                 3.1 No Violation; Noncontravention. The execution and delivery by such Shareholder of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate, constitute a breach of or cause a default under (a) any note, mortgage, material agreement or other instrument or other obligation to which such Shareholder is a party or by which he or she or his or her property is bound; or (b) any law, regulation, rule, judgment or order binding upon such Shareholder, the violation of which would have a material adverse effect on the performance of such Shareholder's obligations hereunder.





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                 3.2      Execution and Delivery; Binding Effect.  Such
Shareholder has duly and validly executed and delivered this Agreement. This Agreement constitutes the valid and binding obligation of such Shareholder enforceable in accordance with its terms.

                 3.3 Stock Ownership. Such Shareholder is the record and beneficial owner of the number of shares of the Company Common Stock, Properties Common Stock and/or Equipment Common Stock reflected on Schedule 5.4 as being owned by such Shareholder, free and clear of all liens, claims, security interests, encumbrances and restrictions on transfer of any nature whatsoever.


                                   Article 4

                           Investment Representations

                 As a further inducement to cause Holdings to enter into this Agreement and to issue the Holdings Common Stock to the Shareholders, each Shareholder hereby represents and warrants to Holdings as follows:

                 4.1      Private Placement.

                          (a)     Such Shareholder understands that (i) the
offering and sale of the Holdings Common Stock is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, and (ii) there is no existing public or other market for Holdings Common Stock and there can be no assurance that such Shareholder will be able to sell or dispose of Holdings Common Stock.

                          (b)     The Holdings Common Stock to be acquired by
such Shareholder pursuant to this Agreement is being acquired without a view to the resale or public distribution of such Holdings Common Stock or any interest therein in violation of applicable law; provided that such Shareholder shall have the right at all times to sell or otherwise dispose of all or any part of Holdings Common Stock pursuant to registration, or exemption therefrom, under the Securities Act and applicable state securities laws, and subject, nevertheless, to the disposition of such Shareholder's property being at all times within his or her control.

                          (c)     Such Shareholder has sufficient knowledge and
experience in financial and business matters so as to be capable of evaluating the merits and risks of his or her investment in Holdings Common Stock and is capable of bearing the economic risks of such investment for an indefinite period, including a complete loss of his or her investment in Holdings Common Stock.

                          (d)     Such Shareholder has had the opportunity to
ask questions of, and receive answers from, Holdings concerning the terms and conditions of Holdings Common Stock, this Agreement and





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other related matters.  Such Shareholder further acknowledges that Holdings has made available to such Shareholder or his or her agents all documents and information relating to an investment in Holdings Common Stock requested by or on behalf of such Shareholder.

                          (e)     Such Shareholder is exchanging his or her
Company Common Stock, Properties Common Stock and/or Equipment Common Stock, as the case may be, for Holdings Common Stock on the basis of his or her own knowledge of the value of the Company, Properties and/or Equipment, as the case may be, and on the basis of his or her own evaluation of the documents and information relating to an investment in Holdings Common Stock which he or she has reviewed or received, and not in reliance on any representation or warranty of Holdings other than as set forth herein. Such Shareholder has such knowledge and experience in financial matters that he or she is capable of making such an evaluation.

                          (f)     Such Shareholder resides at the address set
forth on the signature page hereof and has no present intention of establishing a residence in any other state or jurisdiction.

                          (g)     Such Shareholder acknowledges that the
Holdings Common Stock being delivered to him or her pursuant to this Agreement may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 or 144A, or any successor rule, under the Securities Act, or (iii) upon receipt by Holdings of a written opinion of the holder's counsel addressed to Holdings reasonably satisfactory in form and substance to Holdings, that the proposed disposition would comply with the Securities Act.

                 4.2 Reliance. Each Shareholder acknowledges that in entering into this Agreement, such Shareholder is relying solely on the representations, warranties and covenants of Holdings and the Shareholders set forth herein.


                                   Article 5

                    Holdings' Representations and Warranties

                 In order to induce the Shareholders to enter into this Agreement, Holdings hereby represents and warrants to each of the Shareholders as follows:

                 5.1      Organization, Standing, Qualification, Etc.  Holdings
(a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois, (b) is duly licensed or qualified to do business and is in good standing under the laws of each jurisdiction where the ownership, lease or operation of property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to be so qualified or licensed would not have a





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material adverse effect on the business, operations, properties or condition
(financial or otherwise) of Holdings, and (c) has full power and lawful corporate authority to carry on its business and to own and operate its assets, properties and business.

                 5.2 Authorization; Governmental and Other Approvals; Noncontravention of Basic Documents. The execution, delivery and performance by Holdings of this Agreement (a) are within the corporate powers of Holdings,
(b) have been duly authorized by all necessary corporate action of Holdings,
(c) will require no action by or in respect of, or filing with, any governmental body, agency or official (except for applicable Blue Sky laws and except for such other filings or approvals, all of which have been or will be obtained prior to the Closing), (d) will not contravene, conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the right of acceleration or any similar right, or require the consent, of any other party to (as applicable in the context) (i) any provisions of applicable law, rule or regulation, (ii) the certificate of incorporation or bylaws of Holdings (as in effect immediately following the Closing) or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument or any judgment, writ, injunction, order, decree or other instrument of any government or subdivision thereof, binding upon Holdings or its property, and (e) will not result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of Holdings, except to the extent any such contravention, conflict, inconsistency, breach, default, right, requirement, creation or imposition would not have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Holdings.

                 5.3 Execution and Delivery; Binding Effect. Holdings has duly and validly executed and delivered this Agreement. This Agreement constitutes the valid and binding obligation of Holdings enforceable in accordance with its terms.

                 5.4      Capitalization.

                          (a)     The authorized capital stock of Holdings
consists, and will consist immediately prior to and immediately following the Closing, of 50,000,000 shares of Holdings Common Stock and 1,000,000 shares of Holdings Preferred Stock.

                          (b)     No shares of Holdings Common Stock are issued
and outstanding as of the date hereof.

                          (c)     Immediately following the Closing, the issued
and outstanding capital stock of Holdings will consist of 16,633,430 shares of Holdings Common Stock, which shares will be owned of record by the respective Shareholders and in the respective amounts set forth in Schedule 5.4 attached hereto, free and clear of all liens, claims, security interests, encumbrances and restrictions on transfer of any nature whatsoever, except for





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generally applicable legal restrictions on transfers of unregistered securities, and except to the extent described in or contemplated by this Agreement. All of such shares will have been duly authorized and validly issued, and will be fully paid and nonassessable.

                          (d)     Except as stated in this Section 5.4,
immediately following the Closing, there will be outstanding no other capital stock of Holdings, and no other securities convertible into, exchangeable for or carrying the right to acquire, or subscriptions, options, warrants or other rights to acquire from Holdings, or other obligations of Holdings to issue, directly or indirectly, any capital stock of Holdings.

                 5.5 Registration Rights. Holdings is not, and immediately following the Closing will not be, a party to any agreement granting registration rights to any Person with respect to any of its equity or debt securities.

                 5.6 Governmental Regulation. Other than the Securities Act and any applicable state securities laws, Holdings is not subject to any federal or state law or regulation limiting its ability to issue Holdings Common Stock.

                 5.7 Compliance with Laws. Holdings is not in default under or in violation of any applicable statute, law, ordinance, decree, rule or regulation of any governmental body, and the consummation of the transactions contemplated hereby will not constitute or result in any such default or violation, except in each case where such a default or violation would not have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Holdings.

                 5.8 Litigation. There is no suit, claim, proceeding, or governmental investigation now pending or, to the best of Holdings's knowledge, threatened against Holdings which contests the validity of this Agreement or the ability of Holdings to carry out its obligations under this Agreement.

                 5.9      Private Offering.

                          (a)     Assuming the accuracy of the representations
and warranties of the Shareholders set forth in Article 4 of this Agreement, the sale of Holdings Common Stock hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. Holdings has not offered Holdings Common Stock to anyone other than the Shareholders.

                          (b)     No form of general solicitation or general
advertising was used by Holdings or any Person acting on its behalf, in respect of Holdings Common Stock or in connection with the offer and sale of Holdings Common Stock. Neither Holdings nor, to the best of Holdings's knowledge, any Person acting on behalf of Holdings, has directly or indirectly sold or offered for sale to





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any Person any of Holdings Common Stock or any other similar security of
Holdings, except as contemplated by this Agreement.


                                   Article 6

                            Closing and Closing Date

                 Each of the transactions described in this Agreement shall be closed and become effective at the Closing, which shall take place on the Closing Date commencing at 10:00 a.m. local time at the principal office of the Company in Paducah, Kentucky, or at such other place as shall be agreed upon by the parties hereto.


                                   Article 7

                     Limitation on Transfers of Securities

                 7.1 Restriction on Transfer. From and after the Closing Date, neither Holdings Common Stock nor any interest therein shall be transferable except upon satisfaction of the relevant conditions specified in
Section 7.3 of this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the transfer of any of Holdings Common Stock or any interest therein. Each Shareholder will cause any proposed transferee of Holdings Common Stock (or of any interest therein) held by it to agree to take and hold such Holdings Common Stock (or any interest therein) subject to the provisions and upon the conditions specified in Section 7.3 of this Agreement.

                 7.2      Restrictive Legend.

                          (a)     Each certificate for Holdings Common Stock
issued to the Shareholders or to a subsequent transferee shall (unless otherwise permitted by the provisions of Section 7.3 of this Agreement) include a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT RELATING TO THE SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (II) RULE 144 OR 144A UNDER SUCH ACT, OR IF REASONABLY REQUIRED BY HOLDINGS (III) AN OPINION OF THE HOLDER'S COUNSEL, REASONABLY SATISFACTORY TO HOLDINGS, TO THE EFFECT THAT SUCH SALE, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS IN COMPLIANCE WITH THE PROVISIONS OF SUCH ACT.

                          (b)     The foregoing legend shall be in addition to
any other legend required by law or by any agreement to which any of the Shareholders and/or Holdings are parties.





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                 7.3      Notice of Proposed Transfers.  Not less than two
Business Days prior to any proposed transfer of any Holdings Common Stock bearing the restrictive legend set forth in Section 7.2 or any interest therein, the holder thereof shall give written notice to Holdings of such holder's intention to effect such transfer, setting forth the manner and circumstances of the proposed transfer in reasonable detail. If required by Holdings, any such proposed transfer which is not made pursuant to a registration statement filed under the Securities Act may be effected only if Holdings shall have received such notice of transfer accompanied by (i) an opinion of counsel reasonably satisfactory to Holdings, addressed to Holdings, to the effect that the proposed transfer of such Holdings Common Stock or such interest therein may be effected without registration of such Holdings Common Stock under the Securities Act (except that such an opinion shall not be required for transfers pursuant to Rule 144 or 144A of the Securities Act), and
(ii) such representation letters in form and substance reasonably satisfactory to Holdings to the extent required by the provisions of the Securities Act. In addition, if the holder of Holdings Common Stock delivers to Holdings an opinion of the holder's counsel reasonably satisfactory to Holdings that subsequent transfers of such Holdings Common Stock will not require registration under the Securities Act, Holdings will promptly after such contemplated transfer deliver new certificates for such Holdings Common Stock that do not bear the legend set forth in Section 7.2 above. If the foregoing conditions entitling the holder to effect a proposed transfer of such Holdings Common Stock without registration have not been satisfied, the holder in each case will not transfer the Holdings Common Stock proposed to be transferred. Each certificate evidencing Holdings Common Stock transferred as above provided shall bear the appropriate legend set forth in Section 7.2 and each agreement purporting to transfer any interest in any Holdings Common Stock shall bear a similar legend, except that such certificate or agreement shall not bear such legend (i) if the opinion of counsel referred to above is reasonably satisfactory in form and substance to Holdings and is to the further effect that neither such legend nor the restriction on transfer in this Section 7.3 are required in order to ensure compliance with the provisions of the Securities Act, or (ii) if Holdings determines that such legend is not required. Notwithstanding the foregoing, the restrictions imposed by this
Section 7.3 upon the transferability of any Holdings Common Stock shall cease and terminate when such Holdings Common Stock have been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 or 144A promulgated under the Securities Act (or any similar or successor provision then in force). The holder of any Holdings Common Stock as to which such restrictions shall have terminated shall be entitled to receive from Holdings, without expense, a new security of the same type but not bearing the restrictive legend set forth above and not containing any other reference to the restrictions imposed by this Section 7.3.





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
                                   Article 8

                                 Miscellaneous

                 8.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth on the signature page hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.1 and the transmitting telecopier receives confirmation of delivery, (b) if given by overnight air courier, on the next Business Day after the date of shipment, or
(c) if given by any other means, when delivered at the address referred to in, or specified by such party pursuant to, this Section 8.1.

                 8.2      No Waivers; Amendments.

                          (a)     No failure or delay on the part of any party
in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                          (b)     Any provision of this Agreement may be
amended or waived if, but only if such amendment or waiver is in writing and is signed by each party against whom or which such amendment or waiver is to be enforced. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

                 8.3 Survival of Provisions. All representations, warranties, covenants and agreements contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement and shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any of the Shareholders, or by or on behalf of Holdings, (ii) acceptance of any Holdings Common Stock and payment therefor, or (iii) any termination of this Agreement.

                 8.4 Headings and Schedules. The headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The Schedules attached hereto, and the certificates and other documents delivered as specified herein, are expressly made a part of this Agreement.





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
                 8.5 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective heirs, personal representatives, executors, administrators, successors and assigns of each of the parties hereto, including, without limitation, any holder of any Holdings Common Stock.

                 8.6 Illinois Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois, without regard to the conflict of laws provisions thereof.

                 8.7 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto agree that any facsimile signature will have the same effect as an original signature. This Agreement shall become effective when signed by or on behalf of all of the parties hereto.

                 8.8 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings of the parties, written or oral, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                 8.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the rights and privileges of the Shareholders and the other holders of any Holdings Common Stock shall be enforceable to the fullest extent permitted by law.

            THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.





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                 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the day and year first above written.


                                FALCONITE, INC.



                                By: /s/ Michael A. Falconite
                                    ------------------------------------------
                                        Michael A. Falconite
                                        President


                                FALCONITE INVESTMENTS, L.P.
                                  By MICHAEL A. FALCONITE REVOCABLE
                                  TRUST U/A/D 12/17/96, its
                                  Managing General Partner


                                        By:/s/ Michael A. Falconite
                                           -----------------------------------
                                            Michael A. Falconite
                                            Trustee

                                JOSEPH A. FALCONITE REVOCABLE TRUST
                                  U/A/D 12/17/96


                                By: /s/ Joseph A. Falconite
                                    ------------------------------------------
                                        Joseph A. Falconite, Trustee


                                MICHAEL A. FALCONITE REVOCABLE
                                  TRUST U/A/D 12/17/96


                                By: /s/ Michael A. Falconite
                                    ------------------------------------------
                                        Michael A. Falconite, Trustee


                                /s/ Joseph A. Falconite
                                ----------------------------------------------
                                Joseph A. Falconite
                                Address:         3835 Londonderry Drive
                                                 Paducah, Kentucky  42001


                                /s/ Michael A. Falconite
                                ----------------------------------------------
                                Michael A. Falconite
                                Address:         6305 Turnberry Drive
                                                 Paducah, Kentucky  42001





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
                              /a/ Emilie Nicole Falconite
                              -----------------------------------------------
                              Emilie Nicole Falconite
                              Address:         2114 West Park Drive
                                               Paducah, Kentucky  42001



                              /s/ Angela S. Grimm
                              -----------------------------------------------
                              Angela S. Grimm
                              Address:         6305 Turnberry Drive
                                               Paducah, Kentucky  42001


                              /s/ David Melber
                              -----------------------------------------------
                              David Melber
                              Address:         610 Springwell Lane
                                               Paducah, Kentucky  42001


                              /s/ Ralph W. McCurry
                              -----------------------------------------------
                              Ralph W. McCurry
                              Address:         217 Sunset Circle
                                               Madison, Alabama  35758


                              RALPH W. MCCURRY CHILDREN'S TRUST
                              U/A/D 12/30/96

                              By: /s/ Wanda Rene McCurry
                                  -------------------------------------------
                                      Wanda Rene McCurry, Trustee





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